UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2004

INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

            On August 17, 2004, Inland Real Estate Corporation (the “Company”) issued a press release announcing that the Company had paid a cash dividend of $0.08 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on August 2, 2004.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 5 disclosure by reference.

On August 18, 2004, the Company issued a press release announcing that the Company has declared of a cash dividend of $0.08 per share on the outstanding shares of its common stock, payable on September 17, 2004 to common stockholders of record at the close of business on August 31, 2004.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 5 disclosure by reference.

Item 7.  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated August 17, 2004
99.2	Press release of Inland Real Estate Corporation, dated August 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

Date:  August 18, 2004

exhibit index

Exhibit No.                   Description

Press release of Inland Real Estate Corporation, dated August 17, 2004

Press release of Inland Real Estate Corporation, dated August 18, 2004